"THE HOLDING OF INTERESTS OF VARIOUS TYPES IN SHARES IN TELSTRA CORPORATION LIMITED (INCLUDING INTEREST WHICH MAY ARISE FROM OWNERSHIP OF OR DEALINGS WITH AMERICAN DEPOSITARY SHARES REPRESENTING SUCH SHARES) BY NON-AUSTRALIAN CITIZENS WHO ARE RESIDENT OUTSIDE AUSTRALIA (AS WELL AS COMPANIES OR TRUSTEES WHICH ARE DEEMED TO BE NON-AUSTRALIAN IN A VARIETY OF CIRCUMSTANCES) ARE RESTRICTED BY THE TELSTRA CORPORATION ACT 1991 OF THE COMMONWEALTH OF AUSTRALIA, AND TELSTRA CORPORATION LIMITED'S CONSTITUTION, THE DEPOSIT AGREEMENT CONTAINS PROVISIONS DESIGNED TO ASSIST IN ENFORCING COMPLIANCE WITH THOSE LIMITS.  IN PARTICULAR, AMERICAN DEPOSITARY SHARES IN WHICH NON-AUSTRALIANS HAVE INTERESTS MAY BE SUBJECT TO CANCELLATION (WITH THE UNDERLYING SHARES SUBJECT TO COMPULSORY DIVESTMENT) WHERE SUCH NON-AUSTRALIANS, TOGETHER WITH THEIR ASSOCIATES, HAVE INTERESTS IN MORE THAN 5% OF TELSTRA CORPORATION LIMITED SHARES NOT OWNED BY THE COMMONWEALTH OF AUSTRALIA."

***********************

***********************************

* Cusip No                          *

* EACH AMERICAN

*

***********************

* DEPOSITARY SHARE

*

* REPRESENTS FIVE (5) DEPOSITED

*

~~* INSTALLMENT RECEIPTS~~

~~*~~

* SHARES

*

***********************************

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES OF

TELSTRA CORPORATION LIMITED (A.C.N. 051 775 556)

(Incorporated under the laws of the Commonwealth of Australia)

THE BANK OF NEW YORK, a New York banking corporation, as Depositary (herein called the Depositary), hereby certifies that __________ is the owner of American Depositary Shares (herein called ADSs), representing deposited Shares (or evidence of rights to receive Shares) (herein called Shares) representing ordinary shares (herein called Shares) of Telstra Corporation Limited (A.C.N. 051 775 556), incorporated under the laws of the Commonwealth of Australia (herein called the Issuer), initially deposited (or to be deposited) with Telstra Instalment Receipt Issuer Limited, A.C.N. 051 775 556, (herein called the Issuer), pursuant to a Trust Deed (herein called the Trust Deed) dated ~~________, 1999~~November 25, 1997 between the Issuer and the

Commonwealth of Australia, on which the purchase price of such Shares (herein called the Purchase Price) has been paid by the holder hereof (or a predecessor holder) to the Commonwealth of Australia (herein called the Selling Shareholder), as selling shareholder.  At the date hereof, each ADS represents five (5) Shares, deposited under the Deposit Agreement (hereinafter defined) at the Sydney, New South Wales, Australia office of the ~~Commonwealth~~National Australia Bank ~~of~~, Australia and New Zealand Banking Group, and ANZ Banking Group (NZ) Ltd. (herein called the Custodian).

~~Dated: ________, 1999~~

~~THE BANK OF NEW YORK~~
~~as Depositary and Registrar~~

~~By:_____________________~~
~~Authorized SignatoryThe address of the Depositary's Office is~~  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, ~~New York~~N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

~~[FORM OF REVERSE OF RECEIPT]~~

~~SUMMARY OF CERTAIN ADDITIONAL PROVISIONS~~
~~OF THE DEPOSIT AGREEMENT~~

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement dated as of November 25, 1997, as amended and restated as of August 23, 1999, as further amended and restated as of October 15, ~~1999~~1999, as further amended and restated as of _________, 2007 (as amended from time to time, herein called the Deposit Agreement) by and among the Selling Shareholder, the Issuer, the Depositary and each person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose (herein called the Receipt Register) (each herein called an Owner), each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof, hereof and of the Shares and the Trust Deed.  The Deposit Agreement sets forth the rights and obligations of Owners of Receipts and the rights and duties of the Depositary in respect of Shares deposited thereunder and any and all other securities, property and cash received at any time in respect or in lieu of such Shares or underlying Shares and held thereunder (such Shares, securities, property and cash are herein called Deposited Securities).  Copies of the Deposit Agreement, the Trust Deed and the Shares are on file at the office of the Depositary for the administration of its American Depositary Receipt business (herein called the Corporate Trust Office), at the office of the Custodian and at any other designated transfer office.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement, as well as the Trust Deed and the Shares, and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Subject to the terms and conditions of the Deposit Agreement, upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by a Receipt together with receipt of payment of all fees, taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of the  Deposit Agreement, the Owner of such  Receipt acting for itself or on behalf of the Beneficial Owner, as the case may be, shall be entitled to delivery, to him or upon his order, of the number of  Deposited Securities at the time represented by the  ADSs evidenced by such  Receipt or such beneficial interest.  Delivery of such  Deposited Securities may be made by the delivery of certificates (or in the case of  Deposited Securities in book-entry form, other evidence of ownership thereof) to such Owner or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.  The Depositary shall confirm receipt of any instructions regarding withdrawal of a Deposited Security and shall include in its confirmation a notice substantially in the form of the legend set out in Section 2.01 of the Deposit Agreement.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary requires, the Owner thereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Depositary a written order directing the Depositary to cause the  Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Sydney, New South Wales, Australia office of such Custodian, subject to Section 2.05 and Sections 2.06, 3.01, 3.02 and 3.05 of the Deposit Agreement, and to the other terms and conditions of this  Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required and as above provided, the amount of  Deposited Securities represented by the  ADSs evidenced by such  Receipt or such beneficial interest, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the  Deposited Securities represented by the  American Depositary Shares evidenced by such  Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

3.

LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF  RECEIPTS AND WITHDRAWAL OF  DEPOSITED SECURITIES.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or, subject to the terms of Section 7.09 of the Deposit Agreement, surrender of any  Receipt, the delivery of any distribution thereon, or the withdrawal of any  Deposited Securities, the Depositary or a Custodian may, and upon a written request from the Issuer shall, require (i) payment from the depositor of Shares or the presenter of the  Receipt or the presenter of written instructions of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document required to be or actually delivered to the Depositary in connection with the  Deposit Agreement, (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal or sale of  Deposited Securities, including those referred to by Section 3.05 of the Deposit Agreement, (iv) delivery of such certificates as the Issuer or the Selling Shareholder may from time to time specify in writing to the Depositary to assure compliance with the Securities Act and interim rules and regulations thereunder and (v) compliance with any restrictions the Depositary may establish consistent with the provisions of the  Deposit Agreement.

After consultation with the Issuer, the transfer of  Receipts in particular instances may be refused, or the registration of transfer of outstanding  Receipts, or their split-up or combination may be suspended generally or refused in particular instances, during any period when the transfer books of the Depositary or the Issuer are closed or if any such action is deemed necessary or advisable by the Issuer or the Depositary at any time or from time to time (i) because of any requirement of law or of any government or governmental body or commission, including those referred to by Section 3.05 of the Deposit Agreement, or (ii) under any provision of this  Deposit Agreement, including those referred to by Section 3.05 of the Deposit Agreement, or the provisions of or governing  Deposited Securities, or (iii) for any other reason determined in good faith.  With the consent of the Issuer, which consent shall not be unreasonably withheld, the delivery of  Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or subject to the terms of Section 7.09 of the  Deposit Agreement, the surrender of outstanding  Receipts for the purpose of withdrawal of  Deposited Securities may be suspended during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Issuer at any time or from time to time (i) because of any requirement of law or of any government or governmental body or commission, or (ii) under any provision of this  Deposit Agreement or the provisions of or governing  Deposited Securities, or (iii) for any other reason determined in good faith.

The Depositary will comply with written instructions of the Issuer (received by the Depositary reasonably in advance) not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate compliance with the requirements of law or of any government or governmental body or commission, including those referred to in Section 3.05 of the Deposit Agreement and the securities laws of the United States and other jurisdictions.

The Depositary, subject to the terms and conditions of the Deposit Agreement, including Section 3.05, shall, without unreasonable delay, register transfers of  Receipts in the  Receipt Register from time to time, upon any surrender of a  Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer (including the due execution and completion of any endorsements appearing thereon relating to compliance with restrictions applicable to the transfer thereof), and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new  Receipt or  Receipts, evidencing the same aggregate number of  American Depositary Shares as were evidenced by the  Receipt surrendered, and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications and agreements by such person as the Depositary and the Issuer may require in order to comply with applicable laws.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of an  Receipt or  Receipts for the purpose of effecting a split-up or combination of such  Receipt or  Receipts, execute and deliver a new  Receipt or  Receipts for any authorized number of  American Depositary Shares requested, evidencing the same aggregate number of  American Depositary Shares as were evidenced by the  Receipt or  Receipts surrendered.  The Receipt or Receipts executed and delivered upon any such transfer, split-up or combination shall bear the legend set out in Section 2.01 of the Deposit Agreement.

4.

LIABILITY OF OWNERS AND BENEFICIAL OWNERS FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any  Receipt or beneficial interest therein, any  American Depositary Share or any  Deposited Securities represented by any  American Depositary Share evidenced by any  Receipt or beneficial interest therein, or the deposit, transfer or withdrawal thereof, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner, as the case may be, of such  Receipt or such beneficial interest to the Depositary.  The Depositary may refuse, and the Issuer shall be under no obligation, to effect any transfer of such  Receipt or beneficial interest therein or any withdrawal of  Deposited Securities represented by  American Depositary Shares evidenced thereby, as the case may be, until such payment is made, and may withhold any dividends or other distributions or rights or, after attempting by reasonable means to notify such Owner or Beneficial Owner, may sell for the account of the Owner or Beneficial Owner thereof, as the case may be, any part or all of the  Deposited Securities represented by  American Depositary Shares evidenced by such  Receipt or beneficial interest therein, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner or Beneficial Owner of such  Receipt or such beneficial interest remaining liable for any deficiency.

5.

REPRESENTATIONS AND WARRANTIES ON DEPOSIT, TRANSFER AND SURRENDER AND WITHDRAWAL OF SHARES OR  ADRS.

Every person depositing Shares under the  Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor (or in the case of Shares in book-entry form, other evidence of ownership thereof) are validly issued and fully paid and that the person making such deposit is duly authorized so to do and directly or indirectly, controlling, controlled by or under common control with the Issuer.  Such representations and warranties shall survive the deposit of Shares and the issuance or cancellation of  Receipts or adjustments in the Depositary's records in respect thereof.  Every person depositing Shares under the  Deposit Agreement shall be deemed thereby to represent and warrant and agree that it is in compliance, and shall at all times comply with the Telstra Act and the Issuer's Constitution with respect to all  ADSs,  Receipts and  Deposited Securities.

Each person depositing or withdrawing Shares will be deemed to represent that it understands that the Receipts and the underlying Shares, unless otherwise agreed by the Issuer and the Depositary, will bear a legend substantially to the effect set out in Section 2.01 of the Deposit Agreement.  Such acknowledgements, representations, warranties and agreements shall survive any such purchase, deposit, surrender or withdrawal.

6.

CHARGES OF DEPOSITARY.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any  Registrar only as provided in agreements in writing between the Depositary and the Issuer in effect from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer at least once every three months.  The charges and expenses of the Custodians are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering  ~~Receipts~~ American Depositary Shares or to whom  ~~Receipts~~ American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or ~~the Issuer or~~ an exchange of stock regarding the  ~~Receipts or~~  American Depositary Shares or Deposited Securities or a ~~distribution of  Receipts~~delivery of American Depositary Shares pursuant to Section 4.03 of the  Deposit Agreement), or by ~~the Owner~~Owners, as~~,~~ applicable:  (1) taxes and other governmental charges ~~relating to the  ADSs, Shares or  Deposited Securities or the deposit, transfer or withdrawal thereof~~, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the  Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05 of the  Deposit Agreement, (5) a fee ~~not in excess~~ of $5.00 or less per 100  American Depositary Shares (or portion thereof) for the ~~execution and~~ delivery of  ~~Receipts~~ American Depositary Shares pursuant to ~~Sections 2.03 or~~Section 2.03, 4.03 ~~of the~~  or 4.04 of the Deposit Agreement (except execution and delivery of Receipts in connection with the payment of the Final Instalment Payment, as defined in the Interim Deposit Agreement), and the surrender of  ~~Receipts~~ American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement, ~~and~~ (6) a fee ~~not in excess~~ of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 ~~thereof, other than distribution of cash dividends.~~ of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause 9 below; provided, however, that no fee will be assessed under this clause 8 if a fee of $.02 was charged pursuant to clause 6 above during that calendar year and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

7.

TITLE TO RECEIPTS.

It is a condition of this  Receipt, and every successive Owner thereof by accepting or holding this  Receipt consents and agrees, that title to this  Receipt (and to the  American Depositary Shares evidenced hereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred subject to and in accordance with the terms of the  Deposit Agreement, including without limitation Sections 2.04 and 2.06 thereof, shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that, until a Receipt shall have been transferred on the  Receipt Register of the Depositary as provided in Section 2.04 of the  Deposit Agreement, the Selling Shareholder, the Issuer and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the  Deposit Agreement and for all other purposes and none of the Depositary nor the Selling Shareholder nor the Issuer shall have any obligation or be subject to any liability under the  Deposit Agreement to any holder of this  Receipt unless such holder is the Owner hereof.

8.

VALIDITY OF THIS  RECEIPT.

This  Receipt shall not be entitled to any benefits under this  Deposit Agreement or be valid or obligatory for any purpose, unless such  Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if an  Registrar shall have been appointed, by the manual signature of a duly authorized officer of the  Registrar, and such execution of any  Receipt by manual signature shall be conclusive evidence, and the only evidence, that such  Receipt has been duly executed and delivered under the  Deposit Agreement.

9.

RESERVED.

10.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or any Custodian shall receive any cash dividend or other cash distribution on any  Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05 of the  Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of expenses, taxes and fees as provided in Sections 4.05, 4.11 and 5.09 of the  Deposit Agreement) to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06 of the  Deposit Agreement, in proportion to the number of  American Depositary Shares representing such  Deposited Securities held by them respectively; provided, however, that in the event that the Issuer, the Depositary or any Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any  Deposited Securities an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing  American Depositary Shares representing such  Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  Payments in Dollars in respect of any  Receipt will be made by the Depositary, subject to applicable laws and regulations, by check drawn upon a bank in The City of New York.  Whenever the Depositary or any Custodian shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the  Deposit Agreement, the Depositary shall cause the securities or property received by it or such Custodian to be distributed to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06 of the  Deposit Agreement, in proportion to the number of  American Depositary Shares representing such  Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to such Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, if permitted by and subject to applicable laws, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds (net of expenses, taxes and fees as provided in Section 4.05, 4.11 and 5.09 of the  Deposit Agreement) of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary shall adopt.

If any distribution upon any  Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon prior consultation with and approval of the Issuer, and shall if the Issuer shall so request, distribute to the Owners of outstanding  Receipts entitled thereto as of the record date fixed pursuant to Section 4.06 of the  Deposit Agreement, in proportion to the number of American Depositary Shares representing such  Deposited Securities held by them respectively, additional  Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the  Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by  Receipts, including the withholding of any tax or other governmental charges as provided in Section 4.11 of the  Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the  Deposit Agreement; provided, however, that if for any reason (including any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Owners of  Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purposes of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds (net of expenses, taxes and fees as provided in Sections 4.05, 4.11 and 5.09 of the  Deposit Agreement) of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.  In lieu of delivering  Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the  Deposit Agreement.  If additional  Receipts are not so distributed, each  American Depositary Share shall thenceforth also represent the additional Shares distributed upon the  Deposited Securities represented thereby.  Each beneficial owner of Receipts or Shares so distributed shall be deemed to have agreed that such Receipts and Shares may not be offered, sold, pledged or otherwise transferred except in compliance with the Issuer's Constitution or in the form of legend set forth in Section 2.01 thereof.  The Depositary may withhold any distribution of  Receipts under Section 4.03 of the  Deposit Agreement if it has not received satisfactory assurances from the Issuer that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act.

11.

PRE-RELEASE OF AMERICAN DEPOSITARY SHARES.

The Depositary may issue Receipts against the delivery by the Issuer (or any agent of the Issuer recording Share ownership) of rights to receive Shares from the Issuer (or any such agent).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.03 thereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release") of the Deposit Agreement.  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares  in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to  be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities thereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

12.

RIGHTS.

In the event, nevertheless, that the Issuer shall offer or cause to be offered to the holders of any  Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds (net of expenses, taxes and fees as provided in Sections 4.05, 4.11 and 5.09 of the  Deposit Agreement) available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Issuer, take the following actions (in each case after deduction for expenses, taxes and fees as provided in Sections 4.05, 4.11 and 5.09 of the  Deposit Agreement and subject to the terms and conditions of the  Deposit Agreement), as applicable: (i) if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary shall distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of  American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate; (ii) if the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, it shall use reasonable efforts to sell in its discretion the rights or warrants or other instruments, if a market therefor is available, at a public or private sale, at such place or places and upon such terms as the Depositary may deem proper in proportion to the number of  American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available or whose rights represented by such warrants or other instruments appear to be about to lapse, and allocate the net proceeds of such sales (net of expenses, taxes and fees as provided in Sections 4.05, 4.11 and 5.09 of the  Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any  Receipt or  Receipts, or otherwise; or (iii) if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible, the Depositary may, upon provision of any documents, statements or certifications that it and the Issuer may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof to be sold under Regulation S or to be resold under Rule 144A to, or privately placed with, those Owners or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.  If registration under the Securities Act (or any other applicable law) of the securities to which any rights relate is required in order for the Issuer to offer such rights to Owners and sell the securities represented by such rights, the Issuer and the Depositary will not be required to offer such rights to the Owners under any circumstances.  The Depositary will not offer any such rights to Owners, unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such  Receipts are exempt from registration under the provisions of such Act (or such other applicable law) .  Nothing in Section 4.04 of the  Deposit Agreement or elsewhere in the  Deposit Agreement shall create any obligation on the part of the Issuer to file a registration statement under the Securities Act or otherwise register such rights or securities under any other applicable laws for any purpose.  Whenever the Depositary or any Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as soon as possible after receipt, convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars (provided that, unless otherwise required by law, the Depositary will convert such cash dividends or other cash distributions at the market exchange rate, if available), and such Dollars (net of any conversion expenses of the Depositary) shall be distributed to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06 of the  Deposit Agreement, or if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions the date of delivery of any  Receipt or otherwise and shall be net of any expenses of conversion into Dollars as provided in Section 5.09 of the  Deposit Agreement.  If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

13.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the  Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each  American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other  Deposited Securities or whenever the Depositary shall find it necessary or convenient for any other purpose, the Depositary shall fix a record date which shall, insofar as is reasonably practicable, be the same date as the business day in New York immediately preceding the record date established by the Issuer, or if different from the business day in New York immediately preceding the record date fixed by the Issuer, shall be the earliest business day thereafter as is reasonably practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (iii) entitled to act in respect of any other such matter or (b) for fixing the date on or after which each  American Depositary Share will represent the changed number of  Shares.  Subject to the provisions of Sections 4.01 through 4.05 of the  Deposit Agreement and to the other terms and conditions of the  Deposit Agreement, the Owners on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give instructions for the exercise of voting rights at such meeting as provided in Section 4.07 of the  Deposit Agreement and to exercise the rights of Owners under the Deposit Agreement with respect to such changed number of Shares and to act in respect of any other such matter.

14.

VOTING OF  DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares ~~represented by~~or other  Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable after the fixing of a record date for determining the Owners of  Receipts entitled to give instructions for the exercise of voting rights as provided in Section 4.06, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Constitution of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other  Deposited Securities represented by their respective American Depositary Shares, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Issuer.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the number of Shares or other  Deposited Securities represented by such  Receipt in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other  Deposited Securities, other than in accordance with the Owner's instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

The Issuer shall be under no obligation to verify instructions received from Owners and voted upon by the Depositary.

15.

CHANGES AFFECTING  DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the  Deposit Agreement do not apply, upon any change in nominal value, par value, split-up, consolidation or any other reclassification of  Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of  Deposited Securities shall, if permitted by applicable law (including any registration requirements under the Securities Act), be treated as new  Deposited Securities under the  Deposit Agreement, and  ADSs shall thenceforth represent, in addition to existing  Deposited Securities, the right to receive new  Deposited Securities so received in exchange or conversion.  In the event that any such securities received by the Depositary or any Custodian may not be treated as  Deposited Securities represented by the  ADSs, the Depositary will have discretion, after consultation with the Issuer, as to the disposition of such securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.08 of the Deposit Agreement in respect of  Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.

16.

REPORTS; INSPECTION OF  RECEIPT REGISTER.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the  Deposited Securities and (b) made generally available to the holders of such  Deposited Securities by the Issuer.  The Depositary shall also send to the Owners copies of such reports when furnished by the Issuer pursuant to the  Deposit Agreement.  Until termination of the  Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of  Receipts in accordance with the provisions of the  Deposit Agreement.  The Depositary shall keep the  Receipt Register for the registration of  Receipts and transfers of  Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to the  Deposit Agreement or the  Receipts.

17.

WITHHOLDING.

In the event that the Depositary determines that any distribution of property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, if permitted, and subject to applicable law and the Issuer's Constitution, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners entitled thereto in proportion to the number of  ADSs held by them respectively, and the Depositary shall if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with any applicable law, distribute any unsold balance of such property in accordance with the provisions of the  Deposit Agreement.

18.

LIABILITY OF THE DEPOSITARY, THE SELLING SHAREHOLDER AND THE ISSUER.

Subject to the provisions of Section 3.05 of the Deposit Agreement, the Issuer and the Selling Shareholder and each of their respective directors, employees, agents and controlling persons assume no obligation nor shall any of them be subject to any liability under the  Deposit Agreement to any Owners or Beneficial Owners of  Receipts ~~or beneficial interests therein~~.  The Depositary, its directors, employees, agents and controlling persons assume no obligation nor shall any of them be subject to any liability under the  Deposit Agreement to any Owners or Beneficial Owners of  Receipts ~~or interests therein~~ (including, without limitation, liability with respect to the validity or worth of the  Deposited Securities), ~~other than that they shall act in good faith and use their best judgment in performing their~~except that the Depositary agrees to perform its obligations specifically set forth in the  Deposit Agreement without negligence or bad faith.  Neither the Depositary nor the Issuer nor the Selling Shareholder nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any  Deposited Securities or any  American Depositary Shares or in respect of the  Receipts, which in its respective opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may reasonably be required, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary.  Neither the Depositary nor the Issuer nor the Selling Shareholder, nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act) shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  Each of the Depositary, the Issuer and the Selling Share Shareholder and their directors, employees, agents and controlling persons may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the  Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith and in accordance with the terms of the  Deposit Agreement.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that ~~the Depositary exercised its best judgment and good~~in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Selling Shareholder agrees to indemnify the Depositary and each Custodian, their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted in accordance with the provisions of the  Deposit Agreement and of the  Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence ~~of any of them or failure of any of them to act in good faith~~or bad faith of either of them, or (ii) by the Selling Shareholder or the Issuer or any of their respective directors, employees, agents and affiliates, except to the extent that such liability or expense arises out of information relating to the Depositary or to any Custodian, as the case may be, furnished in a signed writing to the Selling Shareholder or the Issuer by the Depositary expressly for use in any document relating to the  Receipts evidencing the  ADSs.

Subject to the provisions of Section 3.05 of the Deposit Agreement, the Depositary agrees to indemnify the Selling Shareholder and the Issuer, and their respective directors, employees, agents and affiliates and hold each of them harmless from any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary, any  Registrar or any duly appointed Custodian or its nominee or their respective directors, employees, agents and affiliates due to ~~the~~their negligence ~~of any of them or failure of any of them to act in good~~or bad faith.

19.

RESIGNATION AND REMOVAL OF DEPOSITARY; SUBSTITUTION OF CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment thereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor thereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

The form of the  Receipts and any provisions of the  Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding  Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding  Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the  Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any  Receipt to surrender such  Receipt and receive therefor the  Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

20.

TERMINATION.

The Depositary shall at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section ~~2.5~~2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections ~~5.8~~5.08 and ~~5.9~~5.09 thereof.

21.

DISCLOSURE OF INTERESTS.

The Issuer and the Depositary may from time to time request Owners or Beneficial Owners or former Owners or Beneficial Owners to provide information as to the capacity in which such Owners or Beneficial Owners hold or held  Receipts or beneficial interests therein and regarding the identity of any other persons then or previously interested in such  Receipts or beneficial interests therein and the nature of such interest and regarding any other matters relevant to the ownership restrictions contained or referred to in any applicable rules or procedures under the Issuer's Constitution (such rules or procedures, being referred to herein as "Rules") and various other matters.  Each such Owner and Beneficial Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to the Section 3.04 of the  Deposit Agreement whether or not still an Owner or Beneficial Owner at the time of such request.  The Depositary agrees to comply with reasonable written instructions received from the Issuer requesting that the Depositary forward any such requests to the Owners and Beneficial Owners and to forward to the Issuer any such responses to such requests received by the Depositary.

22.

OWNERSHIP RESTRICTIONS.

The Issuer may restrict transfers of the Shares where such transfer might result in a breach of the Issuer's Constitution, the Trust Deed or applicable law (including the Telstra Act).  The Issuer may also restrict (or require that the Depositary restrict), in such manner as it deems appropriate, transfers of the  American Depositary Shares where such transfer may result in (including the Telstra Act) a breach of the  American Depositary Shares beneficially owned by a single Owner or Beneficial Owner exceeding the limits set forth in the Issuer's Constitution, or under any applicable law, including, without limitation, the provisions of the Telstra Act and the Issuer's Constitution restricting the number of Shares among other interests, in which any foreign person and its associates (as defined in the Telstra Act) can hold in the Issuer.  The Issuer may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Owner with respect to the limitation set forth in the preceding sentence, including but not limited to, a mandatory cancellation of  American Depositary Shares registered in the name of such Owner that represent the number of  Deposited Securities that have been disposed of or transferred by the Issuer in accordance with the Issuer's Constitution.  The Depositary shall use its reasonable efforts to effectuate such instructions from the Issuer.  The Depositary and the Custodians shall have no liability to any Owner or Beneficial Owner with respect to any actions taken or omitted to be taken by the Depositary or the Custodian in good faith in accordance with any instructions given by the Issuer under the Section 3.05 of the  Deposit Agreement,

Notwithstanding any other provision of the Deposit Agreement, including Articles 2 and 5 hereof, (a) the Depositary shall not issue any Receipts in connection with any deposit of Shares pursuant to Section 2.02 of the deposit Agreement where with respect to such deposit of Shares any Disposal Notice would become issuable under the Issuer's Constitution and/or the Telstra Act for purposes of enforcing compliance with the foreign ownership restrictions of the Telstra Act and (b) in the event any Receipt is issued in breach of clause (a), the Depositary shall take, and shall bear all costs and suffer all losses in connection with, notwithstanding the provisions of Section 5.08 of the Deposit Agreement, all action was not issuable with respect to the relevant Shares, that the Issuer may deem necessary or appropriate to (i) cure such breach, including itself purchasing and surrendering for cancellation the relevant number of Receipts and disposing of the underlying Shares, or where the relevant Receipts remain registered in the name of the person to whom they were issued in breach of clause (a), re-transferring the relevant Receipts to that person and canceling such Receipts, (and may not, in taking any such action, take any step which, under the Rules, would only be permitted if a Disposal Notice was not issuable with respect to the relevant Shares, or (ii) otherwise to ensure compliance with the requirements of the Issuer's Constitution and/or the Telstra Act for purposes of enforcing compliance with the foreign ownership restrictions of the Telstra Act, provided, that the Depositary shall be entitled to rely in complying with the foregoing clause (a), and the Depositary shall not be liable pursuant to the foregoing clause (b), where it has acted in good faith in reliance on information provided by the Issuer (or the appointed agent of the issuer for transfer and registration of Shares) as to whether a Disposal Notice is issuable with respect to any deposit of Shares.

23.

CERTAIN DEFINITIONS.

Terms used in this  Receipt which are not otherwise defined shall have the respective meanings ascribed to them in the  Deposit Agreement.

24.

HEADINGS.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

25.

GOVERNING LAW.

The Deposit Agreement and this  Receipt shall be interpreted and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by the laws of the State of New York.

26.

AVAILABLE INFORMATION.

~~The Issuer is Subject to the reporting requirements of~~

The Company makes available certain reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act ~~and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission"). Such reports, documents, and information are or will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington D.C. 20549.~~ of 1934, as amended, at the Company's internet website.

27.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of the Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the  Deposit Agreement to prevent the withdrawal or delivery of  Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section IA(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

28.

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a  Receipt or a beneficial interest therein may be required from time to time to file such proof of citizenship or residence, evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Issuer's Constitution, any relevant laws of the Commonwealth of Australia (including the Telstra Corporation Act 1991, as amended (the "Telstra Act"), exchange control approval, or such information relating to the registration on the books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary or the Issuer may deem necessary or proper.  The Depositary may, and shall if requested by the Issuer, subject to the provisions of Section 2.06 of the Deposit Agreement, (a) withhold the delivery or registration of transfer of any  Receipt or a beneficial interest therein or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any  Deposited Securities or (b) refuse to vote  Deposited Securities in accordance with instructions received from the Owner or Beneficial Owner pursuant to Section 4.07 of the Deposit Agreement, in each case until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

The Depositary shall provide the Issuer in a timely manner with copies of any information or other material which it receives pursuant to this Article.  Each Owner and Beneficial Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to Section 3.01 of the Deposit Agreement.

29.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners or Beneficial Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or a beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

30.

UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.